UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2018

ANAVEX LIFE SCIENCES CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-37606	98-0608404
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

51 West 52nd Street, 7th Floor, New York, NY USA 10019
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code 1-844-689-3939

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2018, the Company increased the size of the Board of Directors of the Company (the “Board”) from six to seven directors and appointed Claus van der Velden, PhD to the Board.

Since July of 2011, Dr. van der Velden, has served as corporate head of Management Accounting, Internal Audit and Risk Management at Stroeer SE & Co KGaA, a publicly listed German digital media company. Previously, Dr. van der Velden served as the Director of Corporate Business Controlling for the Nutrition & Health business unit at Cognis, a worldwide supplier of global nutritional ingredients and specialty chemicals. In this position, he was also a compliance representative and a member of the global leadership team. After the acquisition of Cognis by BASF, he was responsible for the management accounting processes of the BASF Nutrition & Health division, developing and producing mostly natural-source ingredients for the food and healthcare industries. Dr. van der Velden started his career as a strategy consultant at an international marketing and strategy consultancy firm. He studied in Kiel and Stockholm and received a degree in economics from the University of Kiel and later obtained his doctorate in business management from the WHU-Otto Beisheim School of Management where he also previously taught economics.

In connection with his appointment, the Company granted Dr. van der Velden options to purchase 50,000 shares of common stock under the Company’s 2015 Omnibus Incentive Plan, vesting annually over three years beginning on March 2, 2019. Dr. van der Velden does not have any family relationships with any of the Company’s other officers or directors, and other than the foregoing there are no arrangements or understandings between Dr. van der Velden and any person (including the Company) pursuant to which Dr. van der Velden was appointed, and there are no actual or proposed transactions between Dr. van der Velden or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment.

Item 8.01	Other Events.

On March 5, 2018, the Company issued a press release announcing the appointment of Dr. van der Velden as well as the hiring of Stephan Toutain, who will serve as the Company’s Senior Vice President of Operations.

As stated in the press release, Stephan Toutain brings more than 25 years of drug development, general management, operations, commercial development, market access, and sales and marketing leadership with particular expertise in neurology and orphan drug markets globally. Before joining Anavex, he held the role of CCO at Interleukin Genetics. He also worked with Alnylam Pharmaceuticals to build its early access program. Previously, he led Global Commercial Development for Sarepta Therapeutics and served as General Manager for Alexion Pharmaceuticals in Europe. Mr. Toutain has also held various U.S. commercial, marketing and product management positions with Alexion Pharmaceuticals, Celgene Corporation, and Johnson & Johnson. He received a Master of Business Administration from the University of North Carolina, and a Master of Engineering in Biotechnology from the University of Nancy II in France.

A copy of the press release is provided herewith as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the press release is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated March 5, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANAVEX LIFE SCIENCES CORP.

/s/ Christopher Missling
Name: Christopher Missling, PhD
Title: Chief Executive Officer

Date: March 8, 2018